EXHIBIT 5.1

Melissa M. Gleespen
Vice President, Corporate Secretary and Chief Compliance Officer

February 27, 2023

CMS Energy Corporation

Consumers Energy Company

One Energy Plaza

Jackson, MI 49201

Ladies and Gentlemen:

I am the Vice President, Corporate Secretary and Chief Compliance Officer of CMS Energy Corporation, a Michigan corporation (the “Company”), and of Consumers Energy Company, a Michigan corporation (“Consumers”), and have acted as such in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by the Company and Consumers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to: (i) shares of common stock, par value $.01 per share, of the Company (the “CMS Energy Common Stock”); (ii) shares of preferred stock, par value $.01 per share, of the Company (the “CMS Energy Preferred Stock”); (iii) depositary shares, representing fractional interests in shares of CMS Energy Preferred Stock, (the “Depositary Shares”); (iv) senior debt securities of the Company (the “Senior Debt Securities”); (v) senior convertible debt securities of the Company (the “Senior Convertible Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (vi) subordinated debt securities of the Company (the “Subordinated Debt Securities”); (vii) stock purchase contracts pursuant to which the holder will purchase from the Company a specified number of shares of CMS Energy Common Stock at a future date (the “Stock Purchase Contracts”); (viii) stock purchase units, consisting of Stock Purchase Contracts and Debt Securities, Subordinated Debt Securities, CMS Energy Preferred Stock, Depositary Shares or debt obligations of third parties, including U.S. Treasury securities, securing such holder’s obligation to purchase such shares of CMS Energy Common Stock under the Stock Purchase Contracts (the “Stock Purchase Units”); (ix) senior notes of Consumers (the “Senior Notes”); and (x) first mortgage bonds of Consumers (the “FMBs”); in each case in such number or amount, at prices and on terms to be determined at the time of offering. The securities covered by the Registration Statement are collectively referred to as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement: (i) the CMS Energy Preferred Stock will be issued in one or more series and the designations, preferences, rights, qualifications, limitations or restrictions of each such series of CMS Energy Preferred Stock will be set forth in one or more certificates of designation (each a “Certificate of Designation”); (ii) the Depositary Shares will be issued pursuant to one or more deposit agreements, substantially in the form to be filed as an exhibit to the Registration Statement (the “Deposit Agreement”) to be entered into between the Company and the depositary agent party thereto; (iii) the Debt Securities will be issued under the Indenture dated as of September 15, 1992 by and between the Company and The Bank of New York Mellon, as trustee (the “Senior Indenture Trustee”), as amended and supplemented (the “Senior Debt Indenture”); (iv) the Subordinated Debt Securities will be issued under the Indenture dated June 1, 1997 by and between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Indenture Trustee”), as amended and supplemented (the “Subordinated Debt Indenture”); (v) the Stock Purchase Contracts will be issued pursuant to one or more purchase contract agreements, substantially in the form to be filed as an exhibit to the Registration Statement (each a “Stock Purchase Contract Agreement”), to be entered into between the Company and the purchase contract agent party thereto; (vi) the Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements, substantially in the form to be filed as an exhibit to the Registration Statement (each a “Stock Purchase Unit Agreement”), to be entered into between the Company and the stock purchase unit agent party thereto; (vii) the Senior Notes will be issued under an Indenture dated February 1, 1998 by and between Consumers and The Bank of New York Mellon, as trustee (the “Senior Note Trustee”), as amended and supplemented (the “Senior Note Indenture”); and (viii) the FMBs will be issued under a Mortgage Indenture dated as of September 1, 1945 by and between Consumers and The Bank of New York Mellon, as trustee (the “Mortgage Trustee”), as amended and supplemented (the “Mortgage Indenture”). Each Certificate of Designation, Deposit Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form as filed or to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934 and incorporated as an exhibit to the Registration Statement by reference. I refer to the Senior Debt Indenture, the Subordinated Debt Indenture, the Senior Note Indenture and the Mortgage Indenture (and any indenture supplement to any of the foregoing indentures) and any Deposit Agreement, Stock Purchase Contract Agreement, and Stock Purchase Unit Agreement collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion letter, I have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Restated Articles of Incorporation of the Company, as amended (the “CMS Articles of Incorporation”), currently in effect, the Amended and Restated Bylaws of the Company (the “CMS Bylaws”) currently in effect, the resolutions of the Board of Directors of the Company dated November 11, 2022 relating to the Registration Statement, the Restated Articles of Incorporation of Consumers (the “Consumers Articles of Incorporation”) currently in effect, the Amended and Restated Bylaws of Consumers (the “Consumers Bylaws”) currently in effect, and the resolutions of the Board of Directors of Consumers dated November 11, 2022 relating to the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such records of the Company and Consumers and of such agreements, documents, certificates, statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion letter. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is my opinion that:

1.	The Company is duly incorporated and validly existing under the laws of the State of Michigan.

2.	Consumers is duly incorporated and validly existing under the laws of the State of Michigan.

3.	Each of the Senior Debt Indenture and the Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company.

4.	Each of the Senior Note Indenture and the Mortgage Indenture has been duly authorized, executed and delivered by Consumers.

5.	The Company has the corporate power and authority to authorize and sell (i) the CMS Energy Common Stock, the CMS Energy Preferred Stock, the Depositary Shares, any Stock Purchase Contract or any Stock Purchase Unit and (ii) the Debt Securities and the Subordinated Debt Securities pursuant to the Senior Debt Indenture and the Subordinated Debt Indenture, respectively.

6.	Consumers has the corporate power and authority to authorize and sell the Senior Notes and the FMBs pursuant to the Senior Note Indenture and the Mortgage Indenture, respectively.

7.	The shares of CMS Energy Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such shares of CMS Energy Common Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws authorizing the issuance and sale of such shares of CMS Energy Common Stock as contemplated by the Registration Statement and prospectus supplement relating thereto; and (iv) when issued in book entry form, an appropriate account statement evidencing shares of CMS Energy Common Stock credited to the purchaser’s account, against payment of the agreed consideration therefor in excess of the par value of such shares of CMS Energy Common Stock being issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement.

8.	Each series of CMS Energy Preferred Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such series of CMS Energy Preferred Stock shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company Board shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of CMS Energy Preferred Stock and authorizing the issuance and sale of such shares of such series of CMS Energy Preferred Stock as contemplated by the Registration Statement and prospectus supplement relating thereto; (iv) the Company shall have filed with the Michigan Secretary of State a Certificate of Designation duly executed on behalf of the Company with respect to such series of CMS Energy Preferred Stock in conformity with the CMS Articles of Incorporation and such final resolutions; and (v) if issued in physical form, certificates representing such shares of such series of CMS Energy Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof, or, if issued in book entry form, an appropriate account statement evidencing shares of CMS Energy Preferred Stock credited to the purchaser’s account, against payment of the agreed consideration therefor in excess of the par value of such shares of CMS Energy Preferred Stock being issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement.

9.	The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in such Depositary Shares and the Deposit Agreement relating to such Depositary Shares when (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such Depositary Shares and the series of CMS Energy Preferred Stock underlying such Depositary Share shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Company Board shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of CMS Energy Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such shares of such series of CMS Energy Preferred Stock as contemplated by the Registration Statement and prospectus supplement relating thereto; (v) the Company shall have filed with the Michigan Secretary of State a Certificate of Designation duly executed on behalf of the Company with respect to such series of CMS Energy Preferred Stock underlying such Depositary Shares in conformity with the CMS Articles of Incorporation and such final resolutions; and (vi) if issued in physical form, certificates representing such shares of such series of CMS Energy Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof, or, if issued in book entry form, an appropriate account statement evidencing such shares of CMS Energy Preferred Stock credited to the purchaser’s account, against payment of the agreed consideration therefor in excess of the par value of such shares of CMS Energy Preferred Stock being issued and sold in accordance with the applicable definitive purchase, underwriting or similar agreement; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the depositary agent in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

10.	Each series of Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company Board shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws authorizing any necessary indenture supplement to the Senior Debt Indenture and the terms, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Senior Debt Indenture (and any necessary indenture supplement to the Senior Debt Indenture); (iv) the final terms of such series of Debt Securities shall have been duly established and approved in accordance with such final resolutions (and any necessary indenture supplement to the Senior Debt Indenture); (v) any necessary indenture supplement to the Senior Debt Indenture shall have been duly executed and delivered by the Company and the Senior Indenture Trustee; and (vi) certificates evidencing the Debt Securities of such series shall have been duly executed by the Company and authenticated by the Senior Indenture Trustee as provided in the Senior Debt Indenture (including any necessary indenture supplement to the Senior Debt Indenture), such final resolutions and such Debt Securities and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement.

11.	Each series of Subordinated Debt Securities covered by the Registration Statement will be legally issued and binding obligations of the Company when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company Board shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws authorizing any necessary indenture supplement to the Subordinated Debt Indenture and the terms, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement and the Subordinated Debt Indenture (and any necessary indenture supplement to the Subordinated Debt Indenture); (iv) the final terms of such series of Subordinated Debt Securities shall have been duly established and approved in accordance with such final resolutions (and any necessary indenture supplement to the Subordinated Debt Indenture); (v) any necessary indenture supplement to the Subordinated Debt Indenture shall have been duly executed and delivered by the Company and the Subordinated Indenture Trustee; and (vi) certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed by the Company and authenticated by the Subordinated Indenture Trustee as provided in the Subordinated Debt Indenture (including any necessary indenture supplement to the Subordinated Debt Indenture), such final resolutions and such Subordinated Debt Securities and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement.

12.	The Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the particular Stock Purchase Contracts and/or the particular Stock Purchase Units then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Stock Purchase Contracts under which the shares of CMS Energy Common Stock are to be purchased shall have been duly authorized, executed and delivered by the parties thereto; (iv) the Company Board shall have duly adopted final resolutions in conformity with the CMS Articles of Incorporation and the CMS Bylaws authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of CMS Energy Common Stock, the actions described in paragraph 7 above have been taken; (vi) if such Stock Purchase Units relate to the issuance and sale of CMS Energy Preferred Stock the actions described in paragraph 8 above have been taken; (vii) if such Stock Purchase Units relate to the issuance and sale of the Depositary Shares, the actions described in paragraph 9 above have been taken (viii) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 10 above have been taken; and (ix) if such Stock Purchase Units relate to the issuance and sale of Subordinated Debt Securities, the actions described in paragraph 11 above have been taken.

13.	Each series of Senior Notes covered by the Registration Statement will be legally issued and binding obligations of Consumers when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such series of Senior Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Board of Directors of Consumers or a duly authorized committee thereof (the “Consumers Board”) shall have duly adopted final resolutions in conformity with the Consumers Articles of Incorporation and the Consumers Bylaws authorizing any necessary indenture supplement to the Senior Note Indenture and the terms, issuance and sale of such series of Senior Notes as contemplated by the Registration Statement and the Senior Note Indenture (and any necessary indenture supplement to the Senior Note Indenture); (iv) the final terms of such series of Senior Notes shall have been duly established and approved in accordance with such final resolutions (and any necessary indenture supplement to the Senior Note Indenture); (v) any necessary indenture supplement to the Senior Note Indenture shall have been duly executed and delivered by Consumers and the Senior Note Trustee; and (vi) certificates evidencing the Senior Notes shall have been duly executed by Consumers and authenticated by the Senior Note Trustee as provided in the Senior Note Indenture (including any necessary indenture supplement to the Senior Note Indenture), such final resolutions and such Senior Notes of such series and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement.

14.	Each series of FMBs covered by the Registration Statement will be legally issued and binding obligations of Consumers when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to such series of FMBs shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Consumer Board shall have duly adopted final resolutions in conformity with the Consumers Articles of Incorporation and the Consumers Bylaws authorizing any necessary indenture supplement to the Mortgage Indenture and the terms, issuance and sale of such series of FMBs as contemplated by the Registration Statement and the Mortgage Indenture (and any necessary indenture supplement to the Mortgage Indenture); (iv) the final terms of such series of FMBs shall have been duly established and approved in accordance with such final resolutions (and any necessary indenture supplement to the Mortgage Indenture); (v) any necessary indenture supplement to the Mortgage Indenture shall have been duly executed and delivered by Consumers and the Mortgage Trustee; and (vi) certificates evidencing the FMBs of such series shall have been duly executed by Consumers and authenticated by the Mortgage Trustee as provided in the Mortgage Indenture (including any necessary indenture supplement to the Mortgage Indenture), such final resolutions and such FMBs and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement.

The opinions set forth in paragraphs 9, 10, 11, 12, 13 and 14 are qualified to the extent that the enforcement of the Depositary Shares, the related Deposit Agreement and the related depositary receipts, the Debt Securities, the Senior Debt Indenture, the Subordinated Debt Securities, the Subordinated Debt Indenture, the Stock Purchase Contracts and the related Stock Purchase Contract Agreement, the Stock Purchase Units and the related Stock Purchase Unit Agreement, the Senior Notes, the Senior Note Indenture, the FMBs and the Mortgage Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this opinion, I have assumed that, at the time of the issuance, sale and delivery of the relevant Securities: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplemented relating thereto; (ii) the execution, delivery and performance by the Company or Consumers, as applicable, of the applicable Opinion Documents and all actions necessary for the issuance of the Securities and the terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the CMS Articles of Incorporation or CMS Bylaws or the Consumers Articles of Incorporation or Consumers Bylaws, as applicable, (b) violate any law, rule or regulation applicable to the Company or Consumers, as the case may be, or (c) result in any conflict with or breach of any agreement or document binding on the Company or Consumers, as applicable; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or Consumers, as the case may be, of any of the applicable Opinion Documents or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company or Consumers, as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of Debt Securities, Subordinated Debt Securities, Senior Notes or FMBs, the Senior Debt Indenture, the Subordinated Debt Indenture, the Senior Note Indenture or the Mortgage Indenture, as applicable, will not have been modified or amended; (vi) the CMS Articles of Incorporation , the CMS Bylaws, the Consumers Articles of Incorporation and the Consumers Bylaws, as currently in effect, as applicable, will not have been modified or amended and will be in full force and effect; (vi) in the case of the issue of any Stock Purchase Contracts or Stock Purchase Units the terms and conditions of such Security, the underlying security, if any, and any Stock Purchase Contract Agreement and Stock Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto. For purposes of this opinion letter, I have further assumed that each Opinion Document will be governed by the laws of the State of Michigan. With respect to any instrument or agreement executed or to be executed by any party other than the Company or Consumers, I have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

I do not find it necessary for the purposes of this opinion letter to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the offer or sale of the Securities.

I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America. I note that the rights, duties and obligations of the Subordinated Indenture Trustee under the Subordinated Debt Indenture are stated to be governed and construed in accordance with the laws of the State of New York. However, for purposes of paragraph 11, I have assumed that the Subordinated Debt Indenture, as to the rights, duties and obligations of the Subordinated Indenture Trustee, is stated to be governed by the laws of the State of Michigan.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Melissa M. Gleespen

Melissa M. Gleespen